UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 18, 2015

American Housing Income Trust, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive Building 5, Phoenix, Arizona 85058
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement.

On September 18, 2015, the Board of Directors of American Housing Income Trust, Inc. (the "Company") authorized Sean Zarinegar to execute the First Amended Parent/Subsidiary and Operations Agreement between American Realty Partners, LLC ("American Realty"), Performance Realty Management, LLC ("Performance Realty") and the Company. American Realty and Performance Realty are related-parties to the Company.

Following the execution of the resolution, American Realty, Performance Realty and the Company amended and supplemented the Parent-Subsidiary and Operations Agreement effective July 8, 2015 and previously disclosed on Form 8-K. (the "Amended Operations Agreement"). The Amended Operations Agreement was executed on September 18, 2015.

As a result of the Amended Operations Agreement, American Realty, a wholly-owned subsidiary of the Company, amended its Operating Agreement amending Section 3.10 to state as follows:

3.10 MANAGEMENT FEE. The Member acknowledges and agrees that, as the sole member of the Company, it and its shareholders directly benefit from the management services provided by Manager under this Article III. The Member further recognizes that any capital expenditures made for the benefit of the Company derive directly from the Member, as opposed to the Company itself. Therefore, in consideration for the services to be rendered to or on behalf of the Company by the Manager, the Member shall issue 1,000,000 shares of common stock in the Member, i.e. American Housing Income Trust, Inc., into the Member's treasury for future issuance upon written notice by PRM to Member's Secretary electing to issue the shares through the Member's transfer agent within a reasonably commercial period of time under the same or similar circumstances, but in no event greater than three business days from exercising the option, and future issuance on the annual anniversary of the issuance out of treasury, shares of common stock valued at one-percent (1%) of the net assets of the Company being managed by Manager under this Operating Agreement, unless otherwise agreed upon by Member and Manager, or unless doing so impairs or restricts the Member's intent of operating as a real estate investment trust. In the event such structure impairs or restricts the Member's intent of operating as a real estate investment trust, the Member and Manager agree to work in good faith to restructure compensation for Manager in performing under this Article 3. The fee paid to Manager hereunder is intended to constitute a guaranteed payment within the meaning of IRS Code § 707(c), and will be treated as an expense of the Company and deducted in determining Profits and Losses.

On September 18, 2015, Performance Realty exercised its option under the Operating Agreement through written notice to the Company for the issuance of 1,000,000 shares of common stock. The shares were issued on September 21, 2015.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
10.1	Resolution of the Board of Directors for American Housing Income Trust, Inc.
10.2	First Amendment to Parent-Subsidiary and Operations Agreement
10.3	First Amendment to Operating Agreement of American Realty Partners, LLC
10.4	Exercise of Option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By: /s/ Sean Zarinegar
Name: Sean Zarinegar
Title: Chief Executive Officer,
Chief Financial Officer,
President and Treasurer

Dated: September 21, 2015